Exhibit 99.1

Avnet Reports Second Quarter Fiscal 2022 Financial Results

Second quarter sales of $5.9 billion, up 25.6% year over year with diluted EPS of $1.50

Second quarter adjusted diluted EPS of $1.51

Electronic Components and Farnell operating margins increased to 3.5% and 13.7%, respectively

PHOENIX – January 26, 2022 – Avnet, Inc. (Nasdaq: AVT) today announced results for its second quarter ended January 1, 2022.

Commenting on the Company’s financial results, Avnet Chief Executive Officer Phil Gallagher stated, “We’re pleased to have delivered another quarter of strong sales and margin expansion in both our Electronic Components and Farnell businesses, contributing to a solid first half to our fiscal year 2022. Our results reflect our team’s continued ability to execute, driving operating strength and organic growth across all regions, with a notable performance in the Americas. As we progress through the second half of fiscal year 2022, we expect to continue to benefit from the favorable demand environment as well as from our investments in e-commerce and in expanding customer relationships.”

Fiscal Second Quarter Key Financial Highlights:

●	Sales of $5.9 billion, up from $4.7 billion in the prior year and exceeding guidance.
o	On a constant currency basis, sales grew 27.4% year over year and 6.1% sequentially.
●	GAAP diluted earnings per share of $1.50, compared with $0.19 in the prior year.
o	Non-GAAP adjusted diluted earnings per share of $1.51, compared with $0.48 in the prior year.
●	Farnell operating margins increased 276 basis points sequentially to 13.7%.
●	Electronic Components operating margins increased 31 basis points sequentially to 3.5%, supported by growth across all regions.
●	Returned $23.7 million to shareholders in dividends, with the dividend payout increasing 14% year over year.

Key Financial Metrics

($ in millions, except per share data)

Second Quarter Results (GAAP)
	Dec – 21	Dec – 20	Change Y/Y		Sep – 21	Change Q/Q
Sales	$5,865.2	$4,668.2	25.6%		$5,584.7	5.0%
Operating Income	211.7	57.2	269.9%		168.2	25.8%
Operating Income Margin	3.6%	1.2%	238	bps	3.0%	60	bps
Diluted Earnings Per Share (EPS)	$1.50	$0.19	689.5%		$1.10	36.4%
Second Quarter Results (Non-GAAP)(1)
	Dec – 21	Dec – 20	Change Y/Y		Sep – 21	Change Q/Q
Sales	$5,865.2	$4,668.2	25.6%		$5,584.7	5.0%
Adjusted Operating Income	215.5	79.6	170.7%		178.8	20.5%
Adjusted Operating Income Margin	3.7%	1.7%	197	bps	3.2%	47	bps
Adjusted Diluted Earnings Per Share (EPS)	$1.51	$0.48	214.6%		$1.22	23.8%
Segment and Geographical Mix
	Dec – 21	Dec – 20	Change Y/Y		Sep – 21	Change Q/Q
Electronic Components (EC) Sales	$5,424.3	$4,342.4	24.9%		$5,129.5	5.8%
EC Operating Income Margin	3.5%	2.4%	109	bps	3.2%	31	bps
Farnell Sales	$440.9	$325.8	35.3%		$455.2	(3.2)%
Farnell Operating Income Margin	13.7%	4.5%	917	bps	10.9%	276	bps
Americas Sales	$1,391.5	$1,101.5	26.3%		$1,258.8	10.6%
EMEA Sales	1,840.8	1,346.3	36.7%		1,747.6	5.3%
Asia Sales	2,632.9	2,220.4	18.6%		2,578.3	2.1%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

Outlook for the Third Quarter of Fiscal 2022 Ending on April 2, 2022

	Guidance Range	Midpoint
Sales	$5.4B – $5.8B	$5.6B
Adjusted Diluted EPS(1)	$1.45 – $1.55	$1.50

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

The above guidance is based upon current market conditions and inventory availability and reflects traditional seasonality from the second fiscal quarter to the third fiscal quarter, primarily in the Asia region where sales traditionally decline due to Asia specific holidays. The above guidance also excludes amortization of intangibles, any potential restructuring, integration, and other expenses and certain income tax adjustments. The above guidance assumes an effective tax rate of between 20% and 24%. The above guidance assumes 100 million average diluted shares outstanding and average U.S. Dollar to Euro and GBP currency exchange rates are as shown below:

	Q3 Fiscal
	2022	Q2 Fiscal	Q3 Fiscal
	Guidance	2022	2021
Euro	$1.13	$1.14	$1.20
GBP	$1.36	$1.35	$1.38

Today’s Conference Call and Webcast Details

Avnet will host a quarterly webcast and teleconference today at 1:30 p.m. PT and 4:30 p.m. ET to discuss its financial results and provide a corporate update. The webcast can be accessed via Avnet’s Investor Relations web page at: https://ir.avnet.com.

Those who would still like to participate in the live call can dial 877-407-8112 or 201-689-8840. A replay of the conference call will be available for 90 days, through April 26, 2022 at 5:00 p.m. ET, and can be accessed by dialing: 877-660-6853 or 201-612-7415 and using Conference ID: 13725008.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of the Company. You can find many of these statements by looking for words like “believes,” “projected”, “plans,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates” or similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. The following important factors, in addition to those discussed elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2021 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could affect the Company’s future results of operations, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements: the scope and duration of the COVID-19 pandemic and its impact on global economic systems, access to financial markets and the Company’s employees, operations, customers, and supply chain; competitive pressures among distributors of electronic components; an industry down-cycle in semiconductors; relationships with key suppliers and allocations of products by suppliers; risks relating to the Company’s international sales and operations, including risks relating to the ability to repatriate cash, foreign currency fluctuations, inflation, duties and taxes, and compliance with international and U.S. laws; risks relating to acquisitions, divestitures and investments; adverse effects on the Company’s supply chain, operations of its distribution centers, shipping costs, third-party service providers, customers and suppliers, including as a result of issues caused by natural and weather-related disasters, pandemics and health related crisis, warehouse modernization and relocation efforts; risks related to cyber-attacks, other privacy and security incidents and information systems failures, including related to current or future implementations, integrations or upgrades; general economic and business conditions (domestic, foreign and global) affecting the Company’s operations and financial performance and, indirectly, the Company’s credit ratings, debt covenant compliance, liquidity and access to financing; constraints on employee retention and hiring; geopolitical events; and legislative or regulatory changes affecting the Company’s businesses.

Any forward-looking statement speaks only as of the date on which that statement is made. Except as required by law, the Company assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

About Avnet

As a leading global technology distributor and solutions provider, Avnet has served customers’ evolving needs for an entire century. We support customers at each stage of a product’s lifecycle, from idea to design and from prototype to production. Our unique position at the center of the technology value chain enables us to accelerate the design and supply stages of product development so customers can realize revenue faster. Decade after decade, Avnet helps its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com. (AVT_IR)

Investor Relations Contacts

Joe Burke, 480-643-7431

Joseph.Burke@avnet.com

Media Relations Contact

Jeanne Forbis, 480-643-7499

Jeanne.Forbis@Avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Second Quarters Ended		Six Months Ended
	January 1,	January 2,	January 1,	January 2,
	2022	2021	2022	2021

	(Thousands, except per share data)
Sales	$5,865,217	$4,668,172	$11,449,912	$9,391,232
Cost of sales	5,152,182	4,156,919	10,077,185	8,363,899
Gross profit	713,035	511,253	1,372,727	1,027,333
Selling, general and administrative expenses	501,363	442,084	987,540	913,241
Restructuring, integration and other expenses	—	11,948	5,272	38,369
Operating income	211,672	57,221	379,915	75,723
Other income (expense), net	1,737	(1,333)	1,327	(20,831)
Interest and other financing expenses, net	(21,630)	(21,485)	(44,474)	(43,787)
Income before taxes	191,779	34,403	336,768	11,105
Income tax expense	40,958	15,240	74,629	10,831
Net income	$150,821	$19,163	$262,139	$274

Earnings per share:
Basic	$1.52	$0.19	$2.64	$0.00
Diluted	$1.50	$0.19	$2.60	$0.00

Shares used to compute earnings per share:
Basic	99,032	98,937	99,340	98,917
Diluted	100,286	99,932	100,701	99,897
Cash dividends paid per common share	$0.24	$0.21	$0.48	$0.42

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	January 1,	July 3,
	2022	2021

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$167,818	$199,691
Receivables	4,077,707	3,576,130
Inventories	3,542,723	3,236,837
Prepaid and other current assets	155,963	150,763
Total current assets	7,944,211	7,163,421
Property, plant and equipment, net	338,199	368,452
Goodwill	823,728	838,105
Intangible assets, net	19,271	28,539
Operating lease assets	248,020	265,988
Other assets	207,441	260,917
Total assets	$9,580,870	$8,925,422

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$350,000	$23,078
Accounts payable	2,693,696	2,401,357
Accrued expenses and other	588,581	572,457
Short-term operating lease liabilities	56,228	58,346
Total current liabilities	3,688,505	3,055,238
Long-term debt	1,144,592	1,191,329
Long-term operating lease liabilities	221,294	239,838
Other liabilities	323,253	354,833
Total liabilities	5,377,644	4,841,238
Shareholders’ equity	4,203,226	4,084,184
Total liabilities and shareholders’ equity	$9,580,870	$8,925,422

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	January 1, 2022	January 2, 2021

	(Thousands)
Cash flows from operating activities:
Net income	$262,139	$274

Non-cash and other reconciling items:
Depreciation	43,876	44,002
Amortization	8,964	30,474
Amortization of operating lease assets	27,426	28,111
Deferred income taxes	(4,451)	(311)
Stock-based compensation	19,556	15,331
Impairments	—	15,166
Other, net	10,281	17,004
Changes in (net of effects from businesses acquired and divested):
Receivables	(558,702)	(94,831)
Inventories	(359,755)	51,185
Accounts payable	328,574	130,768
Accrued expenses and other, net	(41,117)	(29,779)
Net cash flows (used) provided by operating activities	(263,209)	207,394

Cash flows from financing activities:
Borrowings under accounts receivable securitization, net	190,400	11,800
Borrowings (repayments) under senior unsecured credit facility, net	109,669	(239,430)
Repayments under bank credit facilities and other debt, net	(1,550)	(1,480)
Repurchases of common stock	(45,570)	—
Dividends paid on common stock	(47,642)	(41,512)
Other, net	(6,069)	(2,301)
Net cash flows provided (used) for financing activities	199,238	(272,923)

Cash flows from investing activities:
Purchases of property, plant and equipment	(22,116)	(30,022)
Acquisitions of assets and businesses	—	(18,371)
Other, net	68,270	725
Net cash flows provided (used) for investing activities	46,154	(47,668)
Effect of currency exchange rate changes on cash and cash equivalents	(14,056)	12,492
Cash and cash equivalents:
— decrease	(31,873)	(100,705)
— at beginning of period	199,691	477,038
— at end of period	$167,818	$376,333

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other income (expense), (iv) adjusted income before income taxes, (v) adjusted income tax expense (benefit), (vi) adjusted diluted earnings per share, and (vii) sales adjusted for the impact of significant acquisitions and other items (as defined in the Organic Sales section of this document).

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for restructuring, integration and other expenses, goodwill and intangible asset impairment expenses and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in most cases, for measuring performance for compensation purposes. Management measures operating income for its reportable segments excluding restructuring, integration and other expenses, goodwill and intangible asset impairment expenses and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense (benefit), net income and diluted earnings (loss) per share adjusted for the impact of the items described above and certain items impacting other income (expense) and income tax expense (benefit) are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustments to income tax expense (benefit) and the effective income tax rate include the effect of changes in tax laws, certain changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the adjusted interim effective tax rate based upon the expected annual adjusted effective tax rate. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income (loss) and diluted earnings (loss) per share excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP.

	Fiscal	Quarters Ended
	Year to Date	January 1,	October 2,
	2022*	2022*	2021*

	($ in thousands, except per share amounts)

GAAP selling, general and administrative expenses	$987,540	$501,363	$486,178
Amortization of intangible assets and other	(9,035)	(3,796)	(5,239)
Adjusted operating expenses	978,505	497,567	480,939

GAAP operating income	$379,915	$211,672	$168,243
Restructuring, integration and other expenses	5,272	-	5,272
Amortization of intangible assets and other	9,035	3,796	5,239
Adjusted operating income	394,222	215,468	178,754

GAAP income before income taxes	$336,768	$191,779	$144,990
Restructuring, integration and other expenses	5,272	-	5,272
Amortization of intangible assets and other	9,035	3,796	5,239
Other expenses	441	-	441
Adjusted income before income taxes	351,516	195,575	155,942

GAAP income tax expense	$74,629	$40,958	$33,672
Restructuring, integration and other expenses	1,012	-	1,012
Amortization of intangible assets and other	1,702	704	998
Other expenses	136	-	136
Income tax benefit (expense) items, net	(153)	2,917	(3,070)
Adjusted income tax expense	77,326	44,579	32,748

GAAP net income	$262,139	$150,821	$111,318
Restructuring, integration and other expenses (net of tax)	4,260	-	4,260
Amortization of intangible assets and other (net of tax)	7,333	3,092	4,241
Other expenses (net of tax)	305	-	305
Income tax (benefit) expense items, net	153	(2,917)	3,070
Adjusted net income	274,190	150,996	123,194

GAAP diluted earnings per share	$2.60	$1.50	$1.10
Restructuring, integration and other expenses (net of tax)	0.04	-	0.04
Amortization of intangible assets and other (net of tax)	0.07	0.03	0.04
Other expenses (net of tax)	0.00	-	0.00
Income tax (benefit) expense items, net	0.00	(0.03)	0.03
Adjusted diluted EPS	2.72	1.51	1.22

* May not foot/cross foot due to rounding.

		Quarters Ended
	Fiscal Year	July 3,	April 3,	January 2,	October 3,
	2021*	2021	2021	2021	2020

	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses	$1,874,831	$498,497	$463,092	$442,084	$471,158
Amortization of intangible assets and other	(41,245)	(5,370)	(5,283)	(10,417)	(20,175)
Adjusted operating expenses	1,833,586	493,127	457,809	431,667	450,983

GAAP operating income	$281,408	$118,001	$87,684	$57,221	$18,502
Restructuring, integration and other expenses	84,391	28,449	17,574	11,948	26,420
Amortization of intangible assets and other	41,245	5,370	5,283	10,417	20,175
Adjusted operating income	407,044	151,820	110,541	79,586	65,097

GAAP income (loss) before income taxes	$172,929	$91,701	$70,121	$34,403	$(23,297)
Restructuring, integration and other expenses	84,391	28,449	17,574	11,948	26,420
Amortization of intangible assets and other	41,245	5,370	5,283	10,417	20,175
Other expenses - equity investment impairments and other	20,413	5,139	-	51	15,223
Adjusted income before income taxes	318,978	130,659	92,978	56,819	38,521

GAAP income tax expense (benefit)	$(20,185)	$6,346	$(37,363)	$15,240	$(4,408)
Restructuring, integration and other expenses	17,468	6,172	4,118	2,577	4,601
Amortization of intangible assets and other	9,099	1,025	1,008	2,037	5,029
Other expenses - equity investment impairments and other	90	38	-	26	26
Income tax benefit (expense) items, net	41,275	4,091	50,682	(10,788)	(2,710)
Adjusted income tax expense	47,747	17,672	18,445	9,092	2,538

GAAP net income (loss)	$193,114	$85,355	$107,484	$19,163	$(18,889)
Restructuring, integration and other expenses (net of tax)	66,923	22,277	13,456	9,371	21,819
Amortization of intangible assets and other (net of tax)	32,146	4,345	4,275	8,380	15,146
Other expenses - equity investment impairments and other (net of tax)	20,323	5,101	-	25	15,197
Income tax (benefit) expense items, net	(41,275)	(4,091)	(50,682)	10,788	2,710
Adjusted net income	271,231	112,987	74,533	47,727	35,983

GAAP diluted earnings (loss) per share	$1.93	$0.85	$1.07	$0.19	$(0.19)
Restructuring, integration and other expenses (net of tax)	0.67	0.22	0.13	0.09	0.22
Amortization of intangible assets and other (net of tax)	0.32	0.04	0.04	0.09	0.15
Other expenses - equity investment impairments and other (net of tax)	0.20	0.05	-	0.00	0.15
Income tax (benefit) expense items, net	(0.41)	(0.04)	(0.50)	0.11	0.03
Adjusted diluted EPS	2.71	1.12	0.74	0.48	0.36

* May not foot/cross foot due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year to date.

Sales of TI Products

In December 2020, the termination of the Company’s electronic components distribution agreement with Texas Instruments (“TI”) was completed. Sales of TI products by quarter are outlined in the following table:

	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
	January 1,	October 2,	July 3,	April 3,	January 2,
	2022	2021	2021	2021	2021

	(in millions)
Sales of TI Products	$-	$-	$-	$1.7	$49.6

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current periods (if necessary) to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Additionally, fiscal 2021 sales are adjusted for the estimated impact of the extra week of sales in the first quarter of fiscal 2021 due to the 14-week fiscal first quarter and the 53-week fiscal year. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

As a result of declining sales due to the termination of the TI distribution agreement discussed further above, organic sales growth rates have also been adjusted to exclude sales of TI products.

Reported sales were the same as organic sales for the second quarter and first six months of fiscal 2022. The following table presents the reconciliation of reported sales to organic sales for the second quarter and first six months of fiscal 2021.

	Quarter Ended			Six Months Ended
	Sales		Organic		Estimated			Organic
	As Reported		Sales	Sales	Extra	Organic		Sales
	and Organic	TI Sales	Adj for TI	As Reported	Week in	Sales	TI Sales	Adj for TI
	Q2-Fiscal	Q2-Fiscal	Q2-Fiscal	Q2-Fiscal	Fiscal	Q2-Fiscal	Q2-Fiscal	Q2-Fiscal
	2021	2021(1)	2021(1)	2021	2021(2)	2021	2021(1)	2021(1)

	(in millions)
Avnet	$4,668.2	$49.6	$4,618.6	$9,391.2	$306.0	$9,085.2	$290.6	$8,794.6
Avnet by region
Americas	$1,101.5	$14.0	$1,087.5	$2,307.1	$77.0	$2,230.1	$82.5	$2,147.6
EMEA	1,346.3	20.8	1,325.5	2,827.0	97.0	2,730.0	123.7	2,606.3
Asia	2,220.4	14.8	2,205.6	4,257.1	132.0	4,125.1	84.4	4,040.7
Avnet by segment
EC	$4,342.4	$49.6	$4,292.8	$8,724.5	$284.0	$8,440.5	$290.6	$8,149.9
Farnell	325.8	—	325.8	666.7	22.0	644.7	—	644.7

(1)	Sales adjusted for the impact of the termination of the TI distribution contract.
(2)	The impact of the additional week of sales in the first quarter of fiscal 2021 is estimated.

The following table presents reported and organic sales growth rates for the second quarter and first six months of fiscal 2022 compared to fiscal 2021.

	Quarter Ended			Six Months Ended
			Organic					Organic
		Sales	Sales		Sales		Organic	Sales
		As Reported	Adj for TI		As Reported		Sales	Adj for TI
	Sales	Year-Year %	Year-Year %	Sales	Year-Year %	Organic	Year-Year %	Year-Year %
	As Reported	Change in	Change in	As Reported	Change in	Sales	Change in	Change in
	Year-Year	Constant	Constant	Year-Year	Constant	Year-Year	Constant	Constant
	% Change	Currency	Currency(1)	% Change	Currency	% Change	Currency	Currency(1)
Avnet	25.6%	27.4%	28.8%	21.9%	22.4%	26.0%	26.5%	30.7%
Avnet by region
Americas	26.3%	26.3%	28.0%	14.9%	14.9%	18.8%	18.8%	23.4%
EMEA	36.7	41.7	43.9	26.9	28.2	31.4	32.7	39.1
Asia	18.6	19.4	20.2	22.4	22.7	26.3	26.7	29.3
Avnet by segment
EC	24.9%	26.8%	28.2%	21.0%	21.6%	25.0%	25.6%	30.1%
Farnell	35.3	35.8	35.8	34.4	32.8	39.0	37.3	37.3

(1)	Sales growth rates excluding the impact of the termination of the TI distribution agreement.

Historical Segment Financial Information

		Fiscal 2022
		Quarters Ended
	Fiscal	Second Quarter	First Quarter
	Year to Date	January 1,	October 2,
	2022*	2022	2021*

	(in millions)
Sales:
Electronic Components	$10,553.8	$5,424.3	$5,129.5
Farnell	896.1	440.9	455.2
Avnet sales	$11,449.9	$5,865.2	$5,584.7

Operating income:
Electronic Components	$351.4	$188.9	$162.4
Farnell	109.8	60.2	49.6
	461.2	249.1	212.0
Corporate expenses	(66.9)	(33.6)	(33.3)
Restructuring, integration and other expenses	(5.3)	-	(5.3)
Amortization of acquired intangible assets and other	(9.0)	(3.8)	(5.2)
Avnet operating income	$379.9	$211.7	$168.2

Sales by geographic area:
Americas	$2,650.3	$1,391.5	$1,258.8
EMEA	3,588.4	1,840.8	1,747.6
Asia	5,211.2	2,632.9	2,578.3
Avnet sales	$11,449.9	$5,865.2	$5,584.7

* May not foot/cross foot due to rounding.

		Fiscal Year 2021
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	July 3,	April 3,	January 2,	October 3,
	2021*	2021	2021	2021	2020

	(in millions)
Sales:
Electronic Components	$18,030.5	$4,785.3	$4,520.6	$4,342.4	$4,382.2
Farnell	1,504.2	441.4	396.1	325.8	340.9
Avnet	$19,534.7	$5,226.7	$4,916.7	$4,668.2	$4,723.1

Operating income:
Electronic Components	$454.8	$147.8	$118.6	$103.9	$84.4
Farnell	86.9	36.5	23.9	14.6	12.0
	541.7	184.3	142.5	118.5	96.4
Corporate expenses	(134.7)	(32.5)	(31.9)	(39.0)	(31.3)
Restructuring, integration and other expenses	(84.4)	(28.4)	(17.6)	(11.9)	(26.4)
Amortization of acquired intangible assets and other	(41.2)	(5.4)	(5.3)	(10.4)	(20.2)
Avnet operating income	$281.4	$118.0	$87.7	$57.2	$18.5

Sales by geographic area:
Americas	$4,662.5	$1,194.4	$1,161.0	$1,101.5	$1,205.7
EMEA	6,149.9	1,737.3	1,585.6	1,346.3	1,480.7
Asia	8,722.3	2,295.0	2,170.1	2,220.4	2,036.7
Avnet	$19,534.7	$5,226.7	$4,916.7	$4,668.2	$4,723.1

* May not foot/cross foot due to rounding.

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the third quarter of fiscal 2022.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$1.45	$1.55
Restructuring, integration and other expense (net of tax)	(0.01)	(0.02)
Amortization of intangibles and other (net of tax)	(0.03)	(0.04)
Income tax expense adjustments	(0.03)	0.03
GAAP diluted earnings per share guidance	$1.38	$1.52